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EXHIBIT 99.7

    VASO ACTIVE REVAMPS ITS EXISTING AND ADOPTS NEW CORPORATE GOVERANNCE AND
                              COMPLIANCE POLICIES


DANVERS, Mass.--(BUSINESS WIRE)--January 25, 2005 -- Vaso Active Pharmaceuticals, Inc. (Vaso Active) (VAPH.pk) of Danvers, Massachusetts, announced today on January 19, 2005, the Company's Board of Directors revised certain existing and approved new corporate governance policies and procedures of the Company. Specifically, the Board adopted Compensation Committee and Nominating and Corporate Governance Charters; made revisions to the existing Audit Committee Charter and Code of Ethics; adopted Policies and Procedures Regarding Shareholder Communications with the Board of Directors, and Nominating and Corporate Governance Committee Policies and Procedures for the Consideration of Board of Director Candidates. The purpose of this Board action was to strengthen the Company's corporate governance and compliance structures and to reiterate the Board's commitment to fostering sound and reliable corporate governance environment.

"These newly adopted policies and procedures provide ethical, operational and compliance guidelines for our management and employees alike. As the Company continues to mature and evolve, our Board is committed to strengthening the corporate governance and compliance culture within our Company. This is a significant and timely step in that direction," said Joseph Frattaroli, Acting CEO of Vaso Active.


FORWARD-LOOKING STATEMENTS

         Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

Contact:

Matt Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
mcarter@vasoactive.us